As filed with the Securities and Exchange Commission on March 2, 2021

Registration No. 333-253780

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Stratasys Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o Stratasys, Inc.	1 Holtzman Street, Science Park
7665 Commerce Way	P.O. Box 2496
Eden Prairie, Minnesota 55344	Rehovot, Israel 76124
(952) 937-3000	+972-74-745-4400
(Address and telephone number of registrant's principal executive offices)

Richard Garrity
c/o Stratasys, Inc.
7665 Commerce Way
Eden Prairie, Minnesota 55344

(952) 937-3000
(Name, address, and telephone number of agent for service)

Copies to:

J. David Chertok, Adv.	Marc Recht, Esq.
Jonathan M. Nathan, Adv.	Jaime L. Chase, Esq.
Meitar | Law Offices	Eric Blanchard, Esq.
16 Abba Hillel Silver Rd.	Cooley LLP
Ramat Gan 52506, Israel	500 Boylston Street, 14th Floor
Tel: +972-3-610-3100	Boston, Massachusetts 02116-3736
Tel: (617) 937-2316

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			maximum		maximum		Amount of
Title of each class of	Amount to be		aggregate price		aggregate offering		registration
securities to be registered	registered		per unit		price		fee
Ordinary Shares, par value 0.01		(1)		(1)		(1)		(2)
New Israeli Shekels
per share (“Ordinary Shares”)
Warrants(3)(4)		(1)		(1)		(1)		(2)
Debt Securities(3)		(1)		(1)		(1)		(2)

(1) An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices in one or more offerings. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entirety of the registration fee in respect of the offering(s) under this registration statement.

(3) Also includes such indeterminate number of ordinary shares of the registrant as may be issued upon exercise, conversion or exchange of these other securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(4) There are being registered hereby such indeterminate number of warrants as may be issued at indeterminate prices. Such warrants may be issued together with any of the other securities registered hereby. Warrants may be exercised to purchase any of the other securities registered hereby.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-3 (SEC File No. 333-253780) (the “Form F-3”) of Stratasys Ltd. (the “Company”) is being filed for the sole purpose of correcting a typographical error in the consent of the Company’s independent registered public accounting firm in Exhibit 23.1 to the Form F-3. An updated version of Item 9 to the Form F-3 (the exhibit index), along with the corrected version of Exhibit 23.1, are included as part of the filing of this Amendment.

Item 9. Exhibits

Exhibit Number	Exhibit
1.1	Form of Underwriting Agreement **
4.1	Amended and Restated Articles of Association of the Registrant (1)
4.2	Memorandum of Association of the Registrant (2)
4.3	Specimen ordinary share certificate of the Registrant (3)
4.4	Form of Debt Indenture****
4.5	Form of Debt Securities**
4.6	Form of Warrant Agreement**
4.7	Form of Warrant Certificate**
5.1	Opinion of Meitar Law Offices as to the ordinary shares being registered****
5.2	Opinion of Cooley LLP as to the warrants and debt securities being registered****
23.1	Consent of Kesselman & Kesselman, an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited *
23.2	Consent of Meitar Law Offices (included in Exhibit 5.1)****
23.5	Consent of Cooley LLP (included in Exhibit 5.2)****
24	Power of Attorney (included on the signature page of this Registration Statement)****
25	Statement of Eligibility of Trustee under the Debt Indenture***

(1)	Incorporated by reference to Appendix A to the registrant’s proxy statement for its February 3, 2015 extraordinary general meeting of shareholders, attached as Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K furnished to the Commission on January 6, 2015.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025), filed with the Commission on June 8, 2012.
(3)	Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025), filed with the Commission on August 6, 2012.
*	Filed herewith
**	To be filed by amendment or as an exhibit to a filing with the Commission pursuant to the Exchange Act and incorporated herein by reference, if applicable.
***	To be filed separately under electronic form type 305B2, if applicable.
****	Previously filed

SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Rehovot, Israel, on March 2, 2021.

STRATASYS LTD.

By:	/s/ Yoav Zeif
Name: Yoav Zeif
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yoav Zeif	Chief Executive Officer	March 2, 2021
Yoav Zeif	(Principal Executive Officer) and Director

/s/ Lilach Payorski	Chief Financial Officer	March 2, 2021
Lilach Payorski	(Principal Financial and Accounting Officer)

*	Chairman of the Board	March 2, 2021
Dov Ofer

*	Director	March 2, 2021
Zeev Holtzman

*	Director	March 2, 2021
John J. McEleney

*	Director	March 2, 2021
Ziva Patir

*	Director	March 2, 2021
David Reis

*	Director	March 2, 2021
Michael Schoellhorn

*	Director	March 2, 2021
Yair Seroussi

*	Director	March 2, 2021
Adina Shorr

AUTHORIZED REPRESENTATIVE IN
THE UNITED STATES:

Stratasys, Inc.

By: *
Name: Richard Garrity
Title: President
Date: March 2, 2021

•	/s/ Lilach Payorski, attorney-in-fact